UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 22, 2016

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2016, Intrepid Potash, Inc. (“Intrepid,” “us,” or “our”) and Robert P. Jornayvaz III entered into a Third Amendment to Employment Agreement (the “Amendment”).  Mr. Jornayvaz is our Executive Chairman of the Board, President, and Chief Executive Officer.  The Amendment amends the Amended and Restated Employment Agreement, dated as of May 19, 2010, and amended as of February 23, 2011, and February 14, 2013, between us and Mr. Jornayvaz (the “Employment Agreement”).  The Amendment extends the fixed term of the Employment Agreement by three years to April 18, 2019.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Third Amendment to Employment Agreement, dated as of March 22, 2016, by and between Intrepid Potash, Inc. and Robert P. Jornayvaz III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: March 23, 2016	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Employment Agreement, dated as of March 22, 2016, by and between Intrepid Potash, Inc. and Robert P. Jornayvaz III